UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLOCKBUSTER INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1655102
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Elm Street, Dallas, TX	75270
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Common Stock,	New York Stock Exchange
par value $0.01 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

Item 1.	Description of Registrant’s Securities to Be Registered.

On October 6, 2004, Blockbuster Inc. (the “Registrant”) filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and with the Securities and Exchange Commission as an exhibit to Form 8-K. Pursuant to Section 4.02(a) of the Registrant’s Second Amended and Restated Certificate of Incorporation, on October 22, 2004, the Registrant’s board of directors adopted resolutions reducing the number of votes per share that each holder of class B common stock, par value $0.01 per share, of the Registrant is entitled to cast from five votes per share to two votes per share.

The information included under the caption “Item 1. Description of Registrant’s Securities to be Registered” in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on August 25, 2004, is incorporated herein by reference.

Item 2.	Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 8, 2004).

2.	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 8, 2004).

3.	Specimen of the certificate representing the Registrant’s class A common stock (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed with the Securities and Exchange Commission on November 15, 1999).

4.	Specimen of the certificate representing the Registrant’s class B common stock (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 9, 2004).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLOCKBUSTER INC.

By:	/s/ Edward B. Stead
	Name:	Edward B. Stead
	Title:	Executive Vice President and General Counsel

Date: November 12, 2004